UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2013

USA Compression Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35779	75-2771546
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or	File Number)	Identification No.)
organization)

100 Congress Avenue, Suite 450

Austin, Texas 78701
(Address of principal executive office) (Zip Code)

(512) 473-2662
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As more fully described below under Item 8.01 of this Current Report on Form 8-K, on January 18, 2013, USA Compression Partners, LP (the “Partnership”) completed its initial public offering (the “Offering”) of 11,000,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price to the public of $18.00 per Common Unit ($16.8975 per Common Unit, net of underwriting discounts).

Immediately prior to and in connection with the Offering, the Partnership’s existing general partner interest owned by USA Compression GP, LLC (the “General Partner”) was converted into a general partner interest equal to a 0% percentage interest in the Partnership and the existing limited partner interest owned by USA Compression Holdings, LLC (“USAC Holdings”) was converted into 4,642,408 Common Units and 14,048,588 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”).  Additionally, USAC Holdings contributed to the General Partner 593,820 Common Units and the General Partner contributed such Common Units to the Partnership in exchange for a general partner interest equal to a 2% percentage interest in the Partnership and the Partnership’s incentive distribution rights. Certain of the foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by Section 4 (2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each of the Subordinated Units issued to USAC Holdings will convert into one Common Unit at the end of the subordination period, which will end on the first business day after the Partnership has earned and paid at least (1) $1.70 (the minimum quarterly distribution on an annualized basis) on each outstanding unit and the corresponding distribution on the general partner’s 2.0% interest for each of three consecutive, non-overlapping four-quarter periods ending on or after December 31, 2015 or (ii) $2.55 (150.0% of the annualized minimum quarterly distribution) on each outstanding unit and the corresponding distributions on the general partner’s 2.0% interest and the related distribution on the incentive distribution rights for the four-quarter period immediately preceding that date.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Immediately prior to the closing of the Offering, the board of directors of the General Partner (the “Board”) and USAC Holdings, as the sole limited partner, adopted the USA Compression Partners, LP 2013 Long-Term Incentive Plan (the “LTIP”) for officers, employees, consultants and directors of the Partnership, the General Partner and the Partnership’s subsidiaries. The Partnership reserved 1,410,000 Common Units for issuance pursuant to and in accordance with the LTIP.

The LTIP provides for the grant, from time to time at the discretion of the Board, of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights and other unit-based awards. The LTIP limits the number of Common Units that may be delivered pursuant to awards under the LTIP to 1,410,000 Common Units. Common units cancelled or forfeited will be available for delivery pursuant to other awards. The LTIP will be administered by the Board or a designated committee thereof.

The LTIP is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of USA Compression Partners, LP

On January 18, 2013, in connection with the closing of the Offering, the Partnership amended and restated its agreement of limited partnership and entered into its First Amended and Restated Agreement of Limited Partnership (as amended and restated, the “Partnership Agreement”). A description of the

Partnership Agreement is contained in the Prospectus, dated January 14, 2013 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on January 15, 2013 pursuant to Rule 424(b)(4) under the Securities Act in the section entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions” and “The Partnership Agreement” and is incorporated herein by reference.

The Partnership Agreement is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Amended and Restated Limited Liability Company Agreement of USA Compression GP, LLC

On January 18, 2013, in connection with the closing of the Offering, the General Partner amended and restated its limited liability company agreement (as amended and restated, the “LLC Agreement”). The amendments to the LLC Agreement include provisions regarding, among other things, the rights of the members of the General Partner, distributions and allocations and management by the Board.

The LLC Agreement is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On January 14, 2013, the Partnership issued a press release announcing that it had priced the Offering described in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01 Other Events.

On January 14, 2013, the Partnership entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Partnership, the General Partner, USA Compression Partners, LLC and USAC Leasing, LLC (collectively, the “Partnership Parties”) and Barclays Capital Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named therein (the “Underwriters”), providing for the Offering.  Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,650,000 Common Units, if any, on the same terms.

The material terms of the Offering are described in the Prospectus.  The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-174803), initially filed by the Partnership on June 9, 2011.

The Underwriting Agreement contains representations, warranties and agreements of the Partnership Parties, and conditions to closing, obligations of the parties and termination provisions.  The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters have in the past provided and may from time to time in the future provide commercial banking, investment banking and advisory services in the ordinary course of their business for the Partnership Parties and their respective affiliates for which they have received and in the future will be entitled to receive, specified fees and reimbursement of expenses.  Affiliates of each of the Underwriters are lenders under the Partnership’s revolving credit facility and will receive a substantial portion of the proceeds from the Offering pursuant to the repayment of a portion of the borrowings thereunder.  Additionally, affiliates of J.P. Morgan Securities LLC also serve as agent, LC issuer, lead arranger and Sole bookrunner under the revolving credit facility, and an affiliate of Wells Fargo Securities, LLC serves as documentation agent under the revolving credit facility.

The Offering closed January 18, 2013, and the Partnership received proceeds (net of underwriting discounts, structuring fees, commissions and expenses) from the Offering of approximately $180.7 million. As described in the Prospectus, the Partnership will use the net proceeds from the Offering to repay indebtedness outstanding under the Partnership’s revolving credit facility.

The Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1

Underwriting Agreement, dated January 14, 2013, by and among USA Compression Partners, LP, USA Compression GP, LLC, USA Compression Partners, LLC and USAC Leasing, LLC and Barclays Capital Inc. and Goldman, Sachs & Co.

3.1	First Amended and Restated Agreement of Limited Partnership of USA Compression Partners, LP, dated as of January 18, 2013.

3.2	Amended and Restated Limited Liability Company Agreement of USA Compression GP, LLC, dated as of January 18, 2013.
10.1	USA Compression Partners, LP 2013 Long-Term Incentive Plan.
99.1	Press Release dated January 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Compression Partners, LP

	By:	USA Compression GP, LLC,
its general partner

Dated: January 18, 2013	By:	/s/ Eric D. Long
		Name:	Eric D. Long
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
1.1

Underwriting Agreement, dated January 14, 2013, by and among USA Compression Partners, LP, USA Compression GP, LLC, USA Compression Partners, LLC and USAC Leasing, LLC and Barclays Capital Inc. and Goldman, Sachs & Co.

3.1	First Amended and Restated Agreement of Limited Partnership of USA Compression Partners, LP, dated as of January 18, 2013.
3.2	Amended and Restated Limited Liability Company Agreement of USA Compression GP, LLC, dated as of January 18, 2013.
10.1	USA Compression Partners, LP 2013 Long-Term Incentive Plan.
99.1	Press Release dated January 14, 2013.